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                                                                      EXHIBIT 21

                         HIGHLANDS INSURANCE GROUP, INC.

                              LIST OF SUBSIDIARIES


                                                              Jurisdiction of
                                                              Incorporation or
Name                                                          Organization
----                                                          ------------
Aberdeen Insurance Company                                    Texas
American Professionals Insurance Company                      Indiana
American Reliance, Inc.                                       Indiana
Certified Finance Corporation                                 Texas
Highlands Limited                                             Bermuda
Highlands Insurance Company (U.K.) Limited                    United Kingdom
Highlands Claims and Safety Services, Inc.                    Texas
Highlands Underwriters Insurance Company                      Texas
Highlands Holding Company, Inc.                               Delaware
Highlands Holdings (U.K.) Ltd.                                United Kingdom
Highlands Underwriting Agents, Limited                        United Kingdom
Highlands Insurance Company                                   Texas
Highlands Casualty Company                                    Texas
Highlands Overseas Limited                                    Bermuda
Highlands Lloyds                                              Texas
Highlands Services Corporation                                Delaware
Insurance Management Corporation                              Texas
NN Insurance Company                                          Wisconsin
Northwestern National Casualty Company                        Wisconsin
Northwestern National Holding Company, Inc.                   Delaware
Pacific Automobile Insurance Company                          California
Pacific National Insurance Company                            California
SICO, Inc.                                                    Indiana
State Capital Insurance Company                               North Carolina
Statesman Insurance Company                                   Indiana
Timeco, Inc.                                                  Indiana
Underwriters Special Risks, Inc.                              Texas
Underwriters Special Risks of La., Inc.                       Louisiana